Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 23, 2022, with respect to the financial statements of Mustang Bio, Inc., incorporated herein by reference.

/s/ KPMG LLP

Hartford, Connecticut

July 15, 2022